POWER OF ATTORNEY
(For Executing Form ID and
Forms 3, 4 and 5)

      Know all by these presents, that the undersigned hereby
constitutes and appoints each of Sam Lipson, Dennis Craig II and Dorothy Vinsky of Cooley LLP, and Kristie Scott and James
Rallo ofXometry, Inc. (the "Company"), signing individua lly , the undersigned's true and lawful attorneys-in-fact and agents to:

      (1) Prepare, execute in the unders igned ' s name and on the under signed ' s behalf , and submit to the Securities and Exchange
Commission (the "SEC"), a Form ID and Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder , in the undersigned's capacity as an officer, director or beneficial owner of more than 10% of a registered class of securities of the Company;

      (2) Do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to prepare and execute any such Form ID and Forms 3, 4 or 5 (including
amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock
exchange, self-regulatory association or any similar
authority; and

      (3) Take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such
attorney -in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood
that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as
the attorney -in-fact may approve in the attorney-in-fact's
discretion.

      The undersigned hereby grants to each such attorney in fact full power and author it y to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, and their subs titu tes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsib ilit ies to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company , (b) revocation by the undersi gned in a signed writing delivered to the Company and the foregoing attorneys-
in fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley LLP or another law firm
representing the Company, as applicable. '

      IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of June 7, 2021.

      By: /s/ Peter Goguen

       Peter Goguen